Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.s 2-9302, 2-93052-99, 33-36511, 33-38470, 33-41957, 33-41959, 33-75244, 33-58973, 333-03439, 333-14797, 333-62427, 333-63431, 333-63545, 333-72973, 333-52904, 333-52906, 333-52908, 333-52910, 333-52912, 333-60416 and 333-107499) and in the Registration Statements on Form S-3 (No.s 33-54192, 33-82544, 333-46237, 333-44170, 333-53978, 333-64982, 333-65434, 333-91722, 333-91726, and 333-104055) of Champion Enterprises, Inc., of our reports dated February 23, 2007 with respect to the consolidated financial statements and schedule of Champion Enterprises, Inc., management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Champion Enterprises, Inc., included in the Annual Report (Form 10-K) for the year ended December 30, 2006.
/s/ Ernst & Young LLP
Detroit, Michigan
February 23, 2007